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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2005

AEROGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-31913 (Commission File No.)	33-0488580 (IRS Employer Identification No.)

2071 Stierlin Court, Suite 100
Mountain View, CA 94043
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (650) 864-7300

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        Agreement and Plan of Merger among Nektar Therapeutics, Oski Acquisition Corporation and Aerogen, Inc. dated as of August 12, 2005.

        On August 12, 2005, Aerogen, Inc., a Delaware corporation ("Aerogen"), Nektar Therapeutics, a Delaware corporation ("Nektar") and Oski Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Nektar ("Merger Sub"), entered into an Agreement and Plan of Merger dated as of August 12, 2005 (the "Merger Agreement"), pursuant to which, subject to satisfaction or waiver of the conditions therein, Nektar will acquire, through the merger of Merger Sub with and into Aerogen (the "Merger"), all of the outstanding capital stock of Aerogen. As a result of the Merger, Aerogen will become an indirect wholly owned subsidiary of Nektar. The total value of the transaction is approximately $32 million. The Merger Agreement provides that Nektar has the option to pay the purchase price in all cash or a combination of cash and stock. On August 16, 2005, Nektar notified Aerogen that it was exercising its option to pay the entire purchase price in cash.

        Under the terms of the Merger Agreement, upon consummation of the Merger, each share of Aerogen common stock (other than those held by stockholders who exercise appraisal rights under Delaware law) will be exchanged for $0.75 per common share and each share of Aerogen A-1 preferred stock (other than those held by stockholders who exercise appraisal rights under Delaware law) will be exchanged for approximately $29.0251.

        The boards of directors of Nektar and Aerogen have approved the Merger, which is subject to Aerogen stockholder's approval and other closing conditions. In order to induce Nektar to enter into the Merger Agreement, certain stockholders of Aerogen who own in the aggregate approximately 52% of Aerogen's A-1 preferred stock and 30% of the voting power of the stockholders on an as-converted basis have entered into voting agreements with Nektar pursuant to which they have agreed, among other things, to vote in favor of the adoption of the Merger Agreement. The Merger is expected to be consummated in the fourth quarter of this year; however, there can be no assurances that the Merger will be consummated in that time period or at all.

        The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Aerogen. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Aerogen's public disclosures.

        On August 15, 2005, Aerogen and Nektar released a press release announcing that they had entered into the Merger Agreement. A copy of that press release is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. At the time the press release was issued, Nektar had not yet exercised its option to pay the purchase price in cash.

Additional Information about the Merger and Where to Find It

        In connection with the Merger, Aerogen intends to file a proxy statement and other relevant materials, with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN

IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement and other relevant materials (when they become available), and any other documents filed by Aerogen with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Aerogen by contacting Aerogen, Inc., 2071 Stierlin Court, Suite 100, Mountain View, California 94043, Attn: Investor Relations. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

        Aerogen and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Aerogen in favor of the Merger. Information about the executive officers and directors of Aerogen and their ownership of Aerogen common stock and any change in control arrangements is set forth in Aerogen's Form 10-K, which was filed with the SEC on April 15, 2005, as amended by Amendment No. 1 on Form 10-K/A, which was filed with the SEC on April 19, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Aerogen and its executive officers and directors in the Merger by reading the proxy statement regarding the Merger when it becomes available.

Item 9.01.    Financial Statements and Exhibits.

(c)
Exhibits:

2.1	Agreement and Plan of Merger, dated as of August 12, 2005, among Nektar Therapeutics, Oski Acquisition Corporation and Aerogen, Inc.
99.1	Press Release, dated August 15, 2005, entitled "Nektar to Acquire Aerogen to Broaden Pulmonary Technology Base and Strengthen Capabilities for Treatment in the Acute Care Setting."

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AEROGEN, INC.
Dated: August 17, 2005	By:	/s/ ROBERT S. BREUIL
	Name:	Robert S. Breuil
	Title:	Chief Financial Officer and Vice President of Corporate Development

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EXHIBITS

2.1	Agreement and Plan of Merger, dated as of August 12, 2005, among Nektar Therapeutics, Oski Acquisition Corporation and Aerogen, Inc.
99.1	Press Release, dated August 15, 2005, entitled "Nektar to Acquire Aerogen to Broaden Pulmonary Technology Base and Strengthen Capabilities for Treatment in the Acute Care Setting."

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBITS